UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-2393770
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

222 East Erie Street, Suite 500 Milwaukee, Wisconsin 53202	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-216320

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of common stock, par value $0.01 per share (the “Common Stock”), of Gardner Denver Holdings, Inc. (the “Registrant”). A description of the Common Stock is set forth under the heading “Description of Capital Stock—Common Stock” in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (No. 333-216320) relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such description shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities of the Registrant other than the Common Stock are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gardner Denver Holdings, Inc.

	By:	/s/ Andrew Schiesl
		Name:	Andrew Schiesl
		Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary
Date: May 11, 2017